As filed with the Securities and Exchange Commission on November 6, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beckman Coulter, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-1040600
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 S. Kraemer Boulevard

Brea, California 92821-6208

(Address, Including Zip Code, of Principal Executive Offices)

Beckman Coulter, Inc.

2007 Long-Term Performance Plan

(Full Title of the Plan)

Arnold A. Pinkston

Senior Vice President, General Counsel and Secretary

Beckman Coulter, Inc.

250 S. Kraemer Blvd.

Brea, California 92821-6208

(714) 871-4848

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.10 par value per share	1,375,000(1) shares	$64.52(2)	$88,715,000(2)	$4,951(2)

(1)

This Registration Statement covers, in addition to the number of shares of Beckman Coulter, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.10 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Beckman Coulter, Inc. 2007 Long-Term Performance Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 3, 2009, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on June 29, 2007 (Commission File No. 333-144173);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, filed with the Commission on February 23, 2009 (Commission File No. 001-10109);

(c)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the Commission on May 7, 2009, August 5, 2009 and November 5, 2009, respectively (each, Commission File No. 001-10109);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 21, 2009, February 10, 2009, March 4, 2009 (with respect to Items 1.01 and 3.02 only), April 29, 2009, May 13, 2009 (with respect to Items 1.01 and 9.01), May 18, 2009, May 21, 2009, May 26, 2009, July 30, 2009 (with respect to Item 2.02), August 4, 2009, as amended, August 26, 2009, October 23, 2009 and November 3, 2009 (each, Commission File No. 001-10109); and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on or about April 25, 1989, together with an amendment thereto filed on July 2, 1992 (Commission File No. 001-10109), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on November 5, 2009.

BECKMAN COULTER, INC.

By:	/s/ Scott Garrett
Scott Garrett
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott Garrett, Charles P. Slacik and Arnold A. Pinkston, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Garrett Scott Garrett	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 5, 2009

/s/ Charles P. Slacik Charles P. Slacik	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 5, 2009

/s/ Carolyn D. Beaver Carolyn D. Beaver	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 5, 2009

/s/ Betty Woods Betty Woods	Independent Lead Director	November 5, 2009

/s/ Peter B. Dervan, Ph.D. Peter B. Dervan, Ph.D.	Director	November 5, 2009

/s/ Kevin M. Farr Kevin M. Farr	Director	November 5, 2009

/s/ Robert G. Funari Robert G. Funari	Director	November 5, 2009

/s/ Charles A. Haggerty Charles A. Haggerty	Director	November 5, 2009

/s/ Van B. Honeycutt Van B. Honeycutt	Director	November 5, 2009

/s/ William N. Kelley, M.D. William N. Kelley, M.D.	Director	November 5, 2009

/s/ Susan R. Nowakowski Susan R. Nowakowski	Director	November 5, 2009

/s/ Glenn S. Schafer Glenn S. Schafer	Director	November 5, 2009

/s/ Richard P. Wallace Richard P. Wallace	Director	November 5, 2009

/s/ Lewis T. Williams, M.D. Lewis T. Williams, M.D.	Director	November 1, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.	Beckman Coulter, Inc. 2007 Long-Term Performance Plan. (Filed as Appendix A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on March 5, 2009 (Commission File No. 001-10109) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

15.1	Letter re: Unaudited Interim Financial Information.

23.1	Consent of KPMG LLP (consent of independent registered public accounting firm).

23.2	Consent of KPMG LLP (consent of independent registered public accounting firm).

23.3	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).